EXHIBIT 99.2

The Radlinx Group, LTD

Unaudited Financial Statements

Periods Ended March 31, 2007 and 2006

March 31,	2007	2006
Assets (Note 10)

Current
Trade accounts receivable, less allowance for doubtful accounts of $0 in 2007 and 2006	$3,295,352	$2,030,914
Prepaid expenses and other	373,881	263,111

Total current assets	3,669,233	2,294,025

Property and equipment, net	842,601	381,824

Intangible and other assets, net	215,000	275,000

	$4,726,834	$2,950,849

The Radlinx Group, LTD

Balance Sheets (unaudited)

March 31,	2007	2006
Liabilities and Partners’ Capital (Deficit) (Note 10)

Current
Accounts payable	$1,648,805	$951,120
Accrued expenses	247,402	82,431
Current maturities of long-term debt and capital lease obligations	1,379,704	53,374
Line-of-credit	1,678,953

Total current liabilities	4,954,864	1,086,925

Long-term debt and capital lease obligations, less current maturities	9,486,391	12,026,516

Total liabilities	14,441,255	13,113,441

Commitments and contingencies

Partners’ capital (deficit)	(9,714,421)	(10,162,592)

	$4,726,834	$2,950,849

See accompanying notes to financial statements.

The Radlinx Group, LTD

Statements of Income (unaudited)

Three Months Ended March 31,	2007	2006
Revenue	$6,073,367	$3,888,251

Costs and expenses
Direct costs of revenue	3,722,617	2,265,396
Selling, general and administrative expenses	1,561,470	729,514

Total costs and expenses	5,284,087	2,994,910

Income from operations	789,280	893,341

Other expense
Interest expense	332,762	162,470

Total other expense	332,762	162,470

Net income	$456,518	$730,871

See accompanying notes to financial statements.

The Radlinx Group, LTD

Statements of Partners’ Capital (Deficit)

Three Months Ended March 31,	2007	2006

Balances, at January 1,	$(9,691,563)	$968,183

Net Income	456,518	730,871

Class B unit based compensation	53,861	17,954

Class A units sold and issued	—	7,551,000

Partners’ contributions	—	170,400

Partners’ distributions	(533,237)	(19,601,000)

Balances, at March 31,	$(9,714,421)	$(10,162,592)

See accompanying notes to financial statements.

The Radlinx Group, LTD

Statements of Cash Flows (unaudited)

Three Months Ended March 31,	2007	2006
Cash flows from operating activities
Net income	$456,518	$730,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,719	41,589
Unit based compensation	53,863	17,954
Change in operating assets and liabilities:
Accounts receivable	(510,635)	(274,236)
Prepaid expenses and other	78,254	26,160
Accounts payable	225,621	195,344
Accrued expenses	20,505	28,942

Net cash provided by operating activities	391,845	766,624

Cash flows from investing activities
Purchase of equipment	(162,257)	(102,652)
Proceeds from sale of property and equipment		54,229

Net cash used in investing activities	(162,257)	(48,423)

Cash flows from financing activities
Proceeds from line of credit	450,000	1,575,000
Payments on line of credit and short-term debt		(1,385,397)
Proceeds from long-term debt		70,000
Payments on long-term debt	(385,915)	(175,000)
Payments on capital leases	(3,232)	(1,436)
Sale of partnership units		7,551,000
Distributions from sale of partnership units		(8,551,000)
Partners’ contributions		170,400
Partners’ distributions	(533,237)

Net cash used in financing activities	(472,384)	(746,433)

Net increase in cash and cash equivalents	(242,796)	(28,232)

Cash and cash equivalents, beginning of period	242,796	28,232

Cash and cash equivalents, end of period	$—	$—

Supplemental cash flow information
Cash paid for interest	$370,869	$130,051

Non cash investing and financing activities

Notes issued for sale of partnership units		$11,000,000
Transfer of other assets in settlement of partners’ distributions		$50,000

See accompanying notes to financial statements.

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

1. Organization and Summary of Significant Accounting Policies

Organization—The Radlinx Group, LTD. (a limited partnership, the “Company”) is a nationally recognized pioneer in the field of off-site, on-call teleradiology services, providing night and weekend off-hours radiology coverage – preliminary reads – for hospitals, radiology groups, and individual physician practices. Profits and losses of the Company are shared by the partners according to their stated ownership interests.

Presentation—The financial statements of the Company, as of March 31, 2007 and 2006, and for the periods ended March 31, 2007 and March 31, 2006, are presented as unaudited, but, in the opinion of management, include all adjustments necessary for a fair statement of results of operations for those periods. Such adjustments are of a normal, recurring nature. The accompanying financial statements should be read in conjunction with the financial statements and the accompanying notes to the financial statements as of December 31, 2006 and for the three years in the period ended December 31, 2006.

The Company’s business is subject to seasonal variations, and the operating results for the three month periods ended March 31, 2007 and 2006 are not necessarily indicative of the results of operations for the full fiscal year.

Cash and cash equivalents—The Company considers all highly liquid investments with maturities when purchased of three months or less to be components of cash.

Trade accounts receivable—Trade accounts receivable are stated at the amount the Company expects to collect. As necessary, the Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer and current economic conditions. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments,

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a reduction to earnings and a credit to an allowance for doubtful accounts. Customer balances that remain outstanding after the Company has used reasonable collection efforts are written off through a reduction to the allowance for doubtful accounts.

Major customers—For the three months ended March 31, 2007 and 2006, respectively, the Company had no sales to any customers comprising 10% or more of the Company’s total revenue. Additionally, at March 31, 2007 and 2006, the Company maintained no accounts receivable from any individual customers in excess of 10% of the Company’s total accounts receivable.

Property and equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of 3—10 years and is included in selling, general and administrative expenses.

Income taxes—No provision for income tax has been recorded as the income or loss of the Company is recognized by the partners of the respective entities.

Revenue recognition—Revenue is recognized when the following criteria have been met: persuasive evidence of arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

Advertising costs—Advertising expenses are charged to operations when incurred. For the three months ended March 31, 2007 and 2006 advertising expense totaled $10,660 and $9,754, respectively.

Management estimates—In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results may vary from management’s estimates.

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

Unit Based Compensation—The Company adopted SFAS No. 123R, Accounting for Stock Based Compensation, in the year ended December 31, 2006. Compensation expense for ownership granted for services rendered has been recognized in accordance with the provisions of SFAS No 123R.

2. Related Parties

The Company shares office space and certain office equipment with a related party for which the related party is the lessee. The Company is billed monthly by the related party under the terms of a management and office sharing agreement dated February 28, 2006. Such billings are for equipment usage, services, rent, and other related operating expenses. Billings for the three months ended March 31, 2007 and 2006 totaled approximately $0 and $16,000, respectively.

The Company also provides teleradiology and management services to various related entities. Services to these related entities totaled approximately $342,000 and $223,000 for the three months ended March 31, 2007 and 2006, respectively. Net accounts receivable from these related entities totaled approximately $59,000 and $2,000 as of March 31, 2007 and 2006, respectively.

In prior years, the Company has issued promissory notes to the partners for working capital purposes. Additionally, in connection with a Purchase and Contribution agreement executed on February 28, 2006, the Company issued promissory notes payable totaling $11,000,000 to the owners which were later amended and paid down to $3,500,000 (see Note 7). Interest expense related to partner loans totaled approximately $105,000 and $112,000 for the three months ended March 31, 2007 and 2006, respectively.

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

3. Property and Equipment	Property and equipment consists of the following:

March 31,	2007	2006
Furniture and fixtures	$20,481	$19,511
Office equipment	441,442	125,562
Teleradiology software	284,587	76,289
Teleradiology equipment	286,346	177,037
Vehicles	54,848	54,848
Capital lease teleradiology software	36,505	36,505

Accumulated depreciation	(281,608)	(107,928)

	$842,601	$381,824

Depreciation expense for the three months ended March 31, 2007 and 2006 was $52,719 and $26,589 respectively.

4. Line of Credit

Effective December 1, 2005, the Company established a $1,500,000 revolving line of credit with another bank that replaced an $800,000 line of credit with its previous bank. This line of credit was amended and restated on February 28, 2006, concurrent with the Purchase and Contribution transaction, to increase the credit availability to $2,500,000 (See Note 7). Interest is charged at variable Prime based interest rate, which was 9.0 % and 8.75% at March 31, 2007 and 2006, respectively. The agreement includes various financial covenants, is secured by virtually all of the personal and intellectual property of the Company and is guaranteed by the Company’s partners. At March 31, 2007 and 2006, advances outstanding under this line of credit totaled $1,678,953 and $1,000,000 respectively.

5. Long-Term Debt and Capital Lease Obligations	Long-term debt and capital lease obligations consist of the following:

March 31,	2007	2006
6 1/2% note payable to bank due in 2006	$—	$53,374
12% partner loans, payable on demand, subordinated to bank debt (see Notes 7 and 9)	3,500,000	11,000,000
Prime or LIBOR based (8.25% at December 31, 2006) loan due July 2011 to a bank (see Notes 7 and 9)	7,225,000	1,000,000
15% equipment capital lease obligations payable through August 2008	28,058	26,516
8% insurance contract payable through June 2007	113,037	—

	10,866,095	12,079,890
Less current maturities	1,379,704	53,374

Long-term debt and capital lease obligations, net of current maturities	$9,486,391	$12,026,516

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

6. Employee Benefit Plan

During February 2005, the Company began participation in a 401(k) plan, available to all employees meeting certain eligibility requirements. Participants may contribute up to the maximum allowable limit of their eligible annual compensation. The Company makes matching contributions at the discretion of the Board of Directors and made matching contributions totaling approximately $15,000 and $6,000 for the three month periods ended March 31, 2007 and 2006, respectively.

7. Purchase and Contribution

Effective February 28, 2006, a new investor acquired a 40% interest in the Company from the existing partners. In consideration for the new partnership interest, the purchaser contributed $7,551,000 cash to the partnership. Among other things, under the terms of the transaction, the existing partners received a $1,000,000 distribution from the Company drawn from its revolving line of credit and $11,000,000 in the form of subordinated promissory notes secured by assets from the Company, which are payable to the partners over a five year period. The existing partner loans were also repaid. On July 7, 2006, the promissory notes payable to the partners were amended and paid down from $11,000,000 to $3,500,000. Concurrent with the amendment and partial payment of the partners’ notes payable, the Company signed a loan agreement with a commercial bank and received an initial draw of $8,000,000. The

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

loan agreement provides for additional advances of up to $2,500,000 (total facility of $10,500,000) if certain tranche requirements are met. The loan is payable based on a five year schedule of graduated monthly payments which commenced on August 6, 2006. The agreement includes various financial covenants, is secured by virtually all of the personal and intellectual property of the Company.

8. Unit Based Compensation

Compensation arising from the award of ownership units for services rendered is recorded under the fair value provisions of SFAS 123R, Accounting for Stock-Based Compensation. Under the fair value recognition provisions of SFAS 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. The provisions of SFAS 123R apply to partnerships as well as corporations and the Company implemented the provisions in 2006. Compensation recognized by the Company in 2006 resulted solely from the award of certain Class B partnership units to certain employees in exchange for services rendered. Total compensation cost recognized for the unit based employee compensation awards was $53,863 and $17,954 for the three month period ending March 31, 2007 and 2006, respectively.

9. Commitments

Lease—Commencing March 15, 2007, the Company entered into a five year operating lease agreement with a related party for 6,772 usable square feet of office space. Both base and additional rent are due monthly. Annual base rental payments for the first year total $128,664 and increase on each anniversary date by an additional $3,386. Additional rent is due monthly based on tenant’s proportional share of the management, maintenance, operating and ownership costs associated with the property. The agreement was subsequently modified on April 5, 2007, to allow the Company to vacate the lease with a sixty day notice.

10. Subsequent Events

Sale of the Company—Under the provisions of a term sheet entered into on February 22, 2007, which was subsequently followed by a formal agreement dated April 5, 2007, the Company and its partners agreed to sell 100% of the Company’s ownership to an unrelated party. The agreement provided for an initial payment of $53,000,000, a working capital adjustment payment and an earn-out payment based on a

The Radlinx Group, LTD

Notes to Unaudited Financial Statements

percentage of certain revenues generated during the first 12 months following closing. As a condition of the transaction, certain key employees entered into employment agreements. The agreement was executed on April 5, 2007, and a portion of the proceeds from the transaction was used to retire all existing bank debt as well as the partner loans.